Exhibit 10.4

Makhteshim-Agan Industries Ltd.

Global Option Plan

1. Name. This plan, as adopted by the Board of Directors of Makhteshim-Agan Industries Ltd., (the “Company”) on December 24, 2013, and as amended from time to time, shall be known as the “Makhteshim-Agan Industries Ltd. Global Option Plan” (the “Plan”).

2. Purpose of the Plan. The purposes of this Plan are to enable the Company to link the compensation and benefits of individuals and entities in senior positions in the Company and/or its Affiliates with the success of the Company and with long-term shareholder value.

3. Headings and Definitions

3.1. The section headings are intended solely for the reader’s convenience and in no event shall they constitute a basis for the interpretation of the Plan.

3.2. In this Plan, the following terms shall have the meanings set forth beside them:

“Administrator”	The Board or subject to Applicable Law, the Company’s incorporation documents and the delegation of authority by the Board, the Compensation Committee;

“Affiliate”	Corporate entities who are controlled by the Company, as the term “control” is defined in the Securities Law;

“Applicable Law”	The legal requirements applicable to the administration of option plans, any applicable laws, rules and regulations of any country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time including any Stock Exchange rules or regulations on which the Company’s shares are registered and listed for trade;

“Board”	The Company’s Board of Directors;

“Cause”

Irrespective of any definition included in any other document held by a Participant and unless otherwise determined by the Administrator in the Participant’s Option Agreement, the term Cause shall include any of the following-

(a) Any act which constitutes a breach of a Participant’s fiduciary duty towards the Company or an Affiliate, including without limitation disclosure of confidential information of the Company or an Affiliate;

(b) Any act of fraud by a Participant or embezzlement of funds of the Company or an Affiliate or any related party;

(c) Any continued dissatisfaction with the Participant’s performance;

(d) Circumstances justifying the revocation of a Participant’s entitlement to severance pay under Applicable Law;

For the avoidance of doubt it is clarified that the determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Board (or in relation to Participants that are not officers of the Company or senior members of management, any committee appointed by the Board for such purpose) and shall be final and binding on the Participant;

“Company”	Makhteshim-Agan Industries Ltd., a company incorporated under the laws of the state of Israel, or any Successor Company merged into the Company upon which the Company did not survive, or any company which assumes the Plan within any M&A Transaction or Structural Change;

“Companies Law”	The Companies Law 1999, as amended from time to time;

“Compensation Committee”	The Board’s compensation committee as nominated by the Board pursuant to definition and provisions included in the Companies Law;

“Consultant”	Any person or entity, except an Employee, engaged by the Company or an Affiliate, in order to render services to such company, including any individual engaged by an entity providing services to the Company or an Affiliate as aforementioned;

“Employee”	Any person, who has signed an employment agreement and has commenced employment with the Company or any Affiliate, or anyone who is on the payroll of such company and specifically excluding anyone who may under Applicable Law be deemed an employee of the Company or an Affiliate if an employment agreement was not signed and he is not on the payroll of such company;

“Exercise Price”	6.09 USD to be paid by a Participant in order to exercise one Option;

“Expiration Date”	With respect to an Option, the earlier of (i) the time such Option is fully exercised, or (ii) the seventh anniversary of the Vesting Commencement Date, or (iii) the time on which such Option expires in accordance with Sections 7, 9 and 11 below;

“Fair Market Value”

Shall mean, as of any date, the value of an ordinary share of the Company determined as follows:

(i) If the ordinary shares are listed on any established Stock Exchange, the Fair Market Value shall be the closing sales price for such ordinary shares (or the closing bid, if no sales were reported), as quoted on such Stock Exchange for the last market trading day prior to the time of determination;

(ii) In the absence of any of the above, the Fair Market Value thereof shall be determined in good faith by the Administrator;

“Grant Date”	The date of the Board resolution or Compensation Committee resolution (if such power was delegated to it by the Board) approving the grant of the Options, unless otherwise determined within such resolution;

“IPO”	The registration and initial public listing of all or any of the Company’s ordinary shares for trade on a Stock Exchange;

“Option”	An option to purchase one Share, granted to a Participant, subject to the provisions of this Plan and the applicable Option Agreement;

“Option Agreement”	A written agreement between the Company and a Participant or a notice provided by the Company setting forth the terms and conditions under which Options are granted to a Participant;

“Parent”	A company which wholly owns and controls the Company;

“Participant”	Shall mean anyone to which an Option was granted in accordance with section 5 of the Plan;

“Performance Conditions”	Net Sales and Group EBITDA targets per calendar year according to the 5 year plan of the Company as presented to the Board on December 2012, on a non-GAAP basis to exclude special one-time items, as in affect upon the date of determination, with each target contributing 50% of the total percentage of Performance Conditions which were met;

“Plan”	Shall mean this Makhteshim-Agan Industries Ltd. Global Option Plan, including any sub-plans, appendices or amendments thereto;

“Retirement”	Termination of employment or engagement of a Participant due to reaching the legal retirement age, and if such age has not been determined under Applicable Law, age 64 for a woman and age 67 for a man;

“Securities Law”	The Securities Law 1968 as amended;

“Share”	An ordinary share of the Company, nominal value 1.00 NIS, which is issued or issuable to a Participant upon exercise of an Option;

“Stock Exchange”	Any stock exchange, on which ordinary shares of the Company are listed and registered for trade;

“Structural Change”	Any re-domestication of the Company, share flip, creation of a holding company for the Company which will hold substantially all of the shares of the Company or any other transaction involving the Company in which the shares of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such transaction, at least a majority, by voting power, of the share capital of the surviving, acquiring or resulting corporation and in which there is no material change to the interests held by the shareholders of the Company prior to such transaction and thereafter;

“Successor Company”	Shall mean any entity with or into which the Company merged, or which purchased substantially all the Company’s assets or shares, including any parent of such entity;

“Tax”	Any applicable tax and other compulsory payments such as social security and health tax contributions required to be paid under any Applicable Law in relation to the Options or the rights deriving there-from;

“Termination”

For an Employee, the termination of employment, and for a Consultant, the expiration, or termination of such person’s consulting or advisory relationship with the Company or an Affiliate, or the occurrence of any termination event as set forth in such person’s Option Agreement;

For the purpose of this plan the following shall not be considered as Termination (i) for an Employee – paid vacation, sick leave, paid maternity leave, infant care leave, medical emergency leave, military reserve duty, or any other leave of absence authorized in writing by the Administrator; and (ii) for a Consultant- any temporary interruption in such person’s availability to provide services to the Company and/or an Affiliate, which has been authorized in writing by Administrator, as the case may be, prior to its commencement;

Termination shall not include any transfer of a Participant between the Company and any Affiliate or between Affiliates, nor shall it include any change in a Participant’s engagement status between an “Employee” and “Consultant” and vice versa;

“Termination Date”

With regard to any Employee, the first date following the Grant Date on which there are no longer employment relations between such Employee and the Company or an Affiliate, for any reason whatsoever; however for the purpose of Termination for Cause, the Termination Date is the date on which a notice regarding such termination was sent by the Company or an Affiliate to the Employee;

With regard to any Consultant, the earlier of (i) the date of termination of the agreement between the Consultant and the

Company or an Affiliate; or (ii) the date on which a notice regarding such termination of agreement was sent by the Company or an Affiliate, or by the Consultant, to the other party;

It is clarified that for the purpose of determining the Termination Date, the Company shall take into consideration any notice period or any other period which according to any engagement agreement is part of the Participant’s engagement period;

“Transfer”	With respect of any Option or Share – the sale, assignment, transfer, pledge, mortgage or other disposition thereof or the grant of any right to a third party thereto;

“Vesting Commencement Date”	1 January 2014

“Vesting Date”	The date upon which subject to the occurrence of an IPO, the Option becomes exercisable, as determined in accordance with this Plan and set forth in the Option Agreement;

4. Administration of the Plan

4.1. The Administrator shall have the power to administer the Plan. The Compensation Committee shall make recommendations to the Board in accordance with the requirements under the Companies Law. The Board shall approve the Plan, determine the guidelines for the Options granted under the Plan, in accordance with the Companies Law.

4.2. Subject to the provisions of the Plan, Applicable Law and the Company’s incorporation documents, the Administrator shall have the authority, at its discretion: (i) to grant Options to Participants; (ii) to determine the terms and provisions of each Option granted (which need not be identical), including, but not limited to, the number of Options to be granted to each Participant, provisions concerning the time and the extent to which the Options may be exercised, the underlying Shares sold, the nature and duration of restrictions as to the Transferability of Options and/or Shares and the expiration terms of the Options; (iii) to amend, modify or supplement (with the consent of the applicable Participant, if such amendments materially derogate from the terms of his Options) the terms of each outstanding Option; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Option Agreements and rules governing the grant of Options in jurisdictions in which the Company or any Affiliate operate; (v) to authorize substitution under the Plan of any or all Options or Shares and to cancel or suspend Options, as necessary, provided that, unless consent is received from the Participants, the interests of the Participants are not harmed; (vi) to accelerate the right of a Participant to exercise in whole or in part, any previously granted Options and to extend the exercise period; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.3. This Plan shall apply to grants of Options made following the adoption of this Plan by the Board.

4.4. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants unless otherwise determined by the Administrator.

4.5. The Administrator shall have the sole authority to interpret the Plan and the Option Agreements and any decisions, determinations, and interpretations shall be final and binding on all Participants, provided that such interpretation does not materially harm the rights of the Participant under the Plan or the applicable Option Agreement.

5. Eligibility. Options may be granted to Employees or Consultants, provided that if services have not commenced, the grant will be made subject to commencement of actual services;

6. Shares Reserved for the Plan. The Company shall reserve a total amount of 12,237,287 ordinary shares for the issuance of Options granted under the Plan and any other share and option plans which may be adopted by the Company in the future, subject to any adjustment made to the share capital of the Company by way of share split, reverse share split, distribution of share dividend or similar recapitalization events, at any time hereafter. The Shares may be authorized but unissued ordinary shares, or reacquired ordinary shares of the Company.

7. Options

7.1. Grant

7.1.1. The Administrator may grant Options from time to time at its sole discretion. The Options granted pursuant to the Plan, shall be evidenced by a written Option Agreement. Each Option Agreement shall state, among other matters, the number of Options granted, the Vesting Dates, the Exercise Price, the tax route and such other terms and conditions as the Administrator in its discretion may prescribe, provided that they are consistent with this Plan.

7.1.2. The Administrator will consider additional grants of Options on a regular basis, and within no more than two years from any previous Grant Date.

7.2. Vesting.

7.2.1 The Options shall vest in three equal installments, subject to the achievement of the Performance Conditions as detailed below, with a third of the Options to be vested on each of the second, third and fourth anniversaries of the Vesting Commencement Date. Despite any delay which may occur in the determination of the achievement of the Performance Conditions as detailed in Section 7.2.2, the Options shall be deemed vested as of each of the second, third and fourth anniversaries of the Vesting Commencement Date. No Option shall be exercised after the Expiration Date.

7.2.2 Performance Conditions: The vesting detailed above in section 7.2.1 shall be subject to the achievement of at least 80% of the Performance Conditions for the previous calendar year (such that if vesting is scheduled to occur on 1 January 2017, the Performance Conditions will be examined for 2016), and in the case of the first installment, the vesting detailed above in section 7.2.1 shall be subject to the achievement of at least 80% of the Performance Conditions so that for the vesting scheduled to occur on 1 January 2016, the Performance Conditions will be examined for either 2014 or 2015, the best of these two years, as detailed below:

7.2.2.1 If the Performance Conditions are completely achieved, the complete number of Options set to vest shall become vested subject to Section 7.2.3 below.

7.2.2.2 If the Company achieved between 80-99% of the Performance Conditions for the applicable calendar year, the portion of the Options which will vest will be equal to the percentage of achievement of the Performance Conditions.

7.2.2.3 If the Company did not achieve at least 80% of the Performance Conditions none of the Options shall become vested on the date noted in Section 7.2.1 above.

7.2.2.4 Nevertheless, Options which did not become vested because the Performance Conditions were not completely met (the “Delayed Options”) shall be retained and may be earned and vested upon the next scheduled vesting date in accordance with Section 7.2.1 and the provisions of Sections 7.2.2.1-7.2.2.3 above, as further detailed below:

7.2.2.4.1 If the Performance Conditions are completely met for the following calendar year, the complete number of Delayed Options, together with the additional Options originally scheduled to vest on such date, shall become vested subject to Section 7.2.3.

7.2.2.4.2 If the Performance Conditions are not completely met for the following calendar year, the calculation of the number of Options vested shall first take into account the Delayed Options and only then will a portion of the Options originally scheduled to vest on such date vest.

7.2.2.4.3 The Delayed Options shall only be eligible to vest during the following calendar year, following which they will expire if the Performance Conditions were not sufficiently achieved.

7.2.3 Despite the vesting schedule determined above in Sections 7.2.1 and 7.2.2, and in addition thereto the Options shall only be exercisable upon the occurrence of an IPO. Should an IPO not occur prior to the last possible vesting date of the entire Options, the Board shall determine the treatment of such Options.

7.2.4 The vesting of the options shall continue upon any transfer of a Participant between the Company and any Affiliate or between Affiliates.

7.3. An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Administrator may deem appropriate.

7.4. Exercise of Options

7.4.1. Any exercise of an Option following the achievement of the vesting conditions, shall be conditioned upon and subject to the occurrence of an IPO. The exercise of an Option shall only be permitted following such IPO, and shall be further subject to restrictions as determined within the scope of the IPO as further detailed in section 13 below.

7.4.2. Following completion of an IPO, an Option shall be exercised by submission to a third party service provider of the Plan with a copy to the Company, of a notice of exercise, in a form set by the Company. Such notice shall detail the number of Options being exercised. The exercise of an Option shall occur on the date included in the notice of exercise, provided that the requested exercise date is at least one business day following the delivery of the notice of exercise and further provided that the requested exercise date is before the Expiration Date. Should the notice of exercise request to exercise the Option on a date which is after the Expiration Date, the request shall be deemed to be amended such that the exercise shall occur on the Expiration Date.

7.4.3. If the Shares are listed for trade on the Tel-Aviv Stock Exchange, the Options and Shares shall be subject to the guidance’s and articles of association of the stock exchange and shall not be exercisable on the determining day for the purpose of dividend distribution, distribution of bonus shares or rights, consolidation or share split or capital reduction. In addition, if the X day or such event occurs before the determining date, no exercise shall take place on the X day.

7.4.4. The Options shall be exercised using a “Net-Exercise mechanism” which shall operate as follows: The Participant shall submit an exercise notice in which the number of exercised options shall be listed in addition to the aggregate exercise price. The Company shall calculate the difference between (i) aggregate exercise of all of the options being exercised and (ii) the number of options being exercised multiplied by the Fair Market Value of one Share as of the date of submission of the exercise notice (the “Benefit”). The Company shall thereafter issue the Participant that number of whole Shares received by dividing the Benefit with the Fair Market Value of one Share as of the date of submission of the exercise notice. Any fraction of a Share received as a result of such calculation shall be rounded up to one whole Share. If the Company’s shares are listed for trade on a stock exchange which does not quote share prices in USD, the Exercise Price shall be converted into the currency in which the shares are traded, according to the latest known representative rate of exchange on the date of exercise.

7.4.5. The Company will issue the Share(s) underlying such exercised Option, provided that the Shares so issued shall not be delivered to the Participant or any third party unless and until all applicable Tax was paid to the Company’s full satisfaction and subject to compliance with Applicable Law.

7.4.6. Should the Company’s ordinary shares be listed for trade on a Stock Exchange the Administrator may consider allowing a cashless exercise, or any other exercise method, subject to the provisions of Applicable Law. If, as of the date of exercise of an Option the Company is then permitting cashless exercises, the Participants will be able to engage in a “same-day sale” cashless brokered exercise program, involving one or more brokers, through such a program that complies with the Applicable Laws and that ensures prompt delivery to the Company of the amount required to pay the Exercise Price and any Tax.

7.4.7. Except as otherwise provided in the Plan or in an Option Agreement, an Option may be exercised in full or in part, subject to the Expiration Date, provided it is not exercised for a fraction of a Share, as further detailed in section 8.3 below.

7.4.8. Notices of exercise of Options, which are submitted after the Expiration Date, or which relate to Options that have not yet vested, or which are submitted prior to an IPO or during any restriction period pursuant to section 13 below, or which do not contain all of the details required by the exercise form, shall not be accepted and shall have no force whatsoever.

7.4.9. The Participant shall sign any document required under any Applicable Law or by the Company for the purposes of issuance of the Shares.

8. Terms and Conditions of the Options. Options granted under the Plan shall be evidenced by the related Option Agreement and shall be subject to the following terms and conditions and to such other terms and conditions included in the Option Agreement not inconsistent therewith, as the Administrator shall determine:

8.1. Non Transferability of Options. Unless otherwise determined by the Administrator, an Option shall not be Transferable by the Participant other than in accordance with section 9.2.1 below. Options or rights arising therefrom shall not be subject to mortgage, attachment or other willful encumbrance, and no power of attorney shall be issued in respect thereof, whether such enter into force immediately or at a future date.

8.2. One Time Benefit. The Options and underlying Shares are extraordinary, one-time benefits granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under any Applicable Law. Should the Company or any Affiliate be required by Applicable Law to include the income and/or gain from the Options or Shares in the Participant’s basis for social benefits, the Participant shall indemnify the Company or the Affiliate for any expense incurred by the Company or any Affiliate in respect to such determination.

8.3. Fractions. An Option may not be converted into a fraction of a Share. In lieu of issuing fractional Shares, on the vesting of a fraction of an Option, the Company shall convert any such fraction of an Option shall be rounded up to the next whole number of Shares.

8.4. Term. No full or partial exercise of an Option shall be carried out prior to an IPO or following the Expiration Date of such Option.

9. Termination of Employment or Engagement.

9.1. Unvested Options. Unless otherwise determined by the Administrator herein or within the Option Agreement, in the case of Termination, any Option or portion thereof that was not vested as of the Termination Date shall immediately expire on the Termination Date.

9.2. Vested Options

9.2.1. Termination other than for Cause. In the case of Termination as a result of the Participant’s death or Retirement or Termination other than for Cause (as detailed in section 9.2.2 below), then (subject to any limitations under Applicable Law) the Board and in specific the Compensation Committee of the Board, shall, upon its sole discretion, determine the exercisability and treatment of Options held by such Participant.

9.2.2. Termination for Cause. If a Participant’s employment or engagement with the Company is terminated for Cause prior to an IPO, all Options, whether vested or un-vested shall immediately expire upon the date on which notice of Termination was provided to the Participant. If a Participant’s employment or engagement with the Company is terminated for Cause after an IPO, all un-vested Options shall immediately expire upon the date on which notice of Termination was provided to the Participant, and all vested Options shall be exercisable until the earlier of (1) 180 days from the Termination Date and (2) the Expiration Date, provided that upon the applicable Termination Date the requirements listed in sections 7.2.2-7.2.3 are met.

9.3. The Administrator shall have the sole authority to extend the exercise periods detailed in this section 9 at its sole discretion.

9.4. No Participant shall be entitled to claim against the Company that he or she was prevented from continuing to vest Options or exercise Options as of the Termination Date. Such Participant shall not be entitled to any compensation in respect of the Options which would have vested or would have become exercisable in his favor had such Participant’s employment or engagement with the Company not been terminated.

10. No Right to Employment, Service, Options or Shares. The grant of an Option, the vesting of any Option, the limitation of exercise only following an IPO or the issuance of a Share under the Plan shall impose no obligation on the Company or an Affiliate to continue the employment of any Employee or the engagement with any Consultant and shall not lessen or affect the Company’s or an Affiliate’s right to terminate the employment or service relationship of such Participant at any time and/or for any or no reason with or without Cause, even if such Termination is immediately prior to the vesting of any Option or prior to the occurrence of an IPO. No Participant or other person shall have any claim to be granted any Options or to the vesting of any Options, whether expired immediately following grant or prior to vesting. There is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options and the terms and conditions of Options and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Nothing contained in the Plan shall prevent the Company from adopting, adjusting or continuing in effect compensation arrangements, which may, but need not, provide for the grant of Options or Shares.

11. Adjustments to the Options and Shares subject to the Plan

11.1. Adjustment Due to Change in Capital. If the ordinary shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number and class of the Shares underlying the Options subject to the Plan and the Exercise Price of the Options shall be appropriately and equitably adjusted so as to maintain the proportionate equity portion represented by the Options and the total Exercise Price of the Options. Fractions of shares shall be dealt with in accordance with the provisions of section 8.3 above. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares underlying an Option. Any adjustment according to this section shall be subject to the receipt of a tax ruling or approval from the tax authorities, if and as necessary.

11.2. Adjustment Due to a Structural Change. In the event of a Structural Change the Shares underlying the Options subject to the Plan shall be exchanged or converted into shares of the Company or Successor Company in accordance with the exchange effectuated in relation to the ordinary shares of the Company, and the Exercise Price and quantity of shares underlying the Options shall be adjusted in accordance with the terms of the Structural Change. The adjustments required shall be determined in good faith solely by the Board and shall be subject to the receipt of any approval required, including any tax ruling, if necessary.

11.3. Adjustment Due to Cash Dividend. In the event in which the Company distributes a cash dividend in respect to its ordinary shares, the Exercise Price of each Option shall be reduced by the per-share dividend amount actually distributed to the shareholders of the Company. Such adjustment shall be subject to the receipt of any tax ruling or approval as required under Applicable Law.

11.4. Adjustment Due Rights Offering. In the event in which the Company declares a rights offering in respect to its ordinary shares, the Exercise Price of each Option shall be reduced by the benefit value of the rights being offered (hence the difference between the share price which served as the basis for calculating the “post-rights” share price and the share price “post-rights”). Such adjustment shall be subject to the receipt of any tax ruling or approval as required under Applicable Law.

11.5. De-listing. Should the Company’s shares be registered and listed for trade on a Stock Exchange and thereafter de-listed such that no Company shares are tradable on a Stock Exchange, the Board (or any other authorized party) shall determine the appropriate treatment of any outstanding (vested and un-vested) Options in its sole and absolute discretion, subject to Applicable Law.

11.6. Adjustment Due to the Listing of Parent. In the event in which the shares of Parent are listed for trade on a Stock Exchange, the Options granted hereunder shall be exchanged for options to acquire shares of Parent and all other conditions of the Options shall remain, including the provisions of this Plan. Such exchange shall be subject to the receipt of all approvals required by law including the approval of the Israeli Tax Authority.

11.7. The Participants shall execute any documents required by the Company or any Successor Company or parent of affiliate thereof in order to affect any of the actions determined within the scope of this section 11. The failure to execute any such document may cause the expiration and cancellation of any Option held by such Participant, as determined by the Board in its sole and absolute discretion.

12. Taxes and Withholding Tax

12.1. Any Tax imposed in respect of the Options and/or Shares, including, but not limited to, in respect of the grant of Options, and/or the exercise of Options into Shares, and/or the Transfer, waiver, or expiration of Options and/or Shares, and/or the sale of Shares, shall be borne solely by the Participants, and in the event of death by their heirs or transferees. The Company, the Affiliates, or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participants’ salaries or remuneration. The applicable Tax shall be deducted from the proceeds of sale of Shares or shall be paid to the Company, an Affiliate by the Participants. Without derogating from the aforementioned, the Company, an Affiliate shall be entitled to withhold Taxes according to the requirements of any Applicable Laws, rules, and regulations, and to deduct any Taxes from payments otherwise due to the Participant from the Company or any Affiliate.

12.2. The Company’s obligation to deliver Shares upon exercise of an Option or to sell or transfer Shares is subject to payment (or provision for payment satisfactory to the Administrator) by the Participant of all Taxes due by him under any Applicable Law.

12.3. The Participants shall indemnify the Company and/or the applicable Affiliate, immediately upon request, for any Tax (including interest and/or fines of any type and/or linkage differentials in respect of Tax and/or withheld Tax) for which the Participant is liable under any Applicable Law or under the Plan, and which was paid by the Company and/or the Affiliate, or which the Company and/or the Affiliate are required to pay. The Company and/or the Affiliate may exercise such indemnification by deducting the amount subject to indemnification from the Participants’ salaries or remunerations or from any other payments otherwise due to the Participant from the Company or any Affiliate.

13. Registration of the Shares on a Stock Exchange

13.1. Should reorganization or certain other arrangements regarding the Company’s share capital be necessary prior to the registration of all or part of the Company’s ordinary shares or their respective depositary receipts on a Stock Exchange, such arrangements or reorganization may be also carried out in respect of the Participants and their Options and/or Shares.

13.2. The Participant acknowledges that in the event that all or part of the Company’s ordinary shares or their respective depositary receipts shall be registered for trading in any Stock Exchange, or in the event of a private offering of all or part of the Company’s ordinary shares, the Participant’s rights to exercise the Options or sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations.

13.3. For the avoidance of doubt it is clarified that the Options and Shares shall be subject to any rules or regulations which might apply due to the registration and listing of the Company’s ordinary shares for trade on any Stock Exchange.

13.4. If all or part of the ordinary shares of the Company are listed and registered for trade on a Stock Exchange, the Company shall take actions subject to Applicable Law and the limitations and circumstances upon such date in order to cause the Shares to be listed and registered on such Stock Exchange.

14. The Rights Attached to the Shares

14.1. Equal Rights. The Shares constitute part of the ordinary shares of the Company, and they shall have equal rights for all intents and purposes as the rights attached to the ordinary shares of the Company, subject to the provisions of this Plan and any Option Agreement. The Shares, being part of the ordinary shares of the Company, shall be subject to the Company’s incorporation documents and in addition shall not be protected against dilution in any manner whatsoever, unless otherwise determined by the Administrator. It is hereby clarified that the Shares shall not constitute a separate class of shares, but shall be an integral part of the Company’s ordinary shares.

Any change of the Company’s Articles of Association or any other incorporation document, which may change the rights attached to the Company’s ordinary shares, shall also apply to the Shares, and the provisions hereof shall apply with the necessary modifications arising from any such change.

The grant of Options and issuance of Shares under this Plan shall not restrict the Company in any way regarding future creation of additional and/or other classes of shares, including classes of shares, which may in any manner be preferred over the currently existing ordinary shares which are offered to Participants under this Plan. Subject to section 11.1 above, the grant of Options and Shares under this Plan shall not entitle any Participant to receive any compensation in the event of any change of the Company’s capital.

14.2. Dividend Rights. No Participant shall have any rights to receive dividends in respect of the Shares underlying any outstanding Options, until such Options are exercised into Shares and these Shares are issued to the Participant or the Trustee. Following the issuance of such Shares by the Company, such Shares will entitle the Participant to receive any dividend, to which other holders of ordinary shares in the Company are entitled.

14.3. Transfer and Sale of Shares. The transfer and sale of Shares shall be subject to the Company’s incorporation documents.

14.4. Bring Along. For the avoidance of doubt it is clarified that as part of the ordinary shares of the Company, Shares issued upon exercise of Options or in connection thereto shall be subject to any bring-along provision included in the incorporation documents of the Company or any shareholders agreement or similar agreement(s) by which some or all holders of ordinary shares of the Company are bound.

15. Changes to the Plan. The Board shall be entitled, from time to time, to update and/or change the terms of this Plan, in whole or in part, at its sole discretion, provided that in the Board’s opinion such a change shall not materially derogate from the rights attached to the Options and/or Shares already granted under this Plan, unless mutually agreed otherwise between the Participant and the Company. The Board shall be entitled to terminate this Plan at any time, provided that such termination shall not materially affect the rights of Participants, to whom Options have already been granted.

16. Effective Date and Duration of the Plan

16.1. The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

16.2. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Successors and Assigns. The Plan and any Option granted thereafter shall be binding on all successors and assignees of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

18. Miscellaneous

18.1. Notices. Notices and requests regarding this Plan shall be sent in writing by registered mail or by courier to the addresses of the Company and the Participant as follows: if to the Company: at its principal offices; if to the Participant - to the Participant’s address, as registered in the Company’s registries or in the Option Agreement. Such notices shall be deemed received at the addressee as follows: if sent by registered mail - within three (3) business days following their deposit for mailing at a post office located in the country of addressee, or seven (7) business days following their deposit for mailing at a post office located outside the country of addressee, and if hand-delivered - on the day of delivery (or refusal to receive).

18.2. This Plan (together with the applicable Option Agreement(s) entered into with any Participant) constitutes the entire agreement and understanding between the Company and such Participant in connection with the grant of Options to the Participant. Any representation and/or promise and/or undertaking made and/or given by the Company or by whosoever on its behalf, which has not been explicitly expressed herein or in an Option Agreement, shall have no force and effect.

19. Governing Law. The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law. The competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Plan.

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